EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard International Equity Funds
File Number: 811-5972
Registrant CIK Number: 0000857489


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1

SEC Identifier S000005787(Vanguard European Stock Index Fund)
Class 1 SEC Identifier C000015903
Class 2 SEC Identifier C000015904
Class 3 SEC Identifier C000015905
Class 4 SEC Identifier C000015906
Class 5 SEC Identifier C000038995


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $708,975
2. Dividends for a second class of open-end company shares                                                          $100,154
3. Dividends for a third class of open-end company shares                                                           $234,718
4. Dividends for a fourth class of open-end company shares                                                          $124,097
5. Dividends for a fifth class of open-end company shares							    $14,655

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $1.497
        2. Dividends from a second class of open-end company shares                                                 $3.616
        3. Dividends from a third class of open-end company shares                                                  $1.553
	4. Dividends from a fourth class of open-end company shares                                                 $2.901
	5. Dividends from a fifth class of open-end company shares                                                  $1.397

Item 74

U)      1. Number of shares outstanding                                                                              313,632
        2. Number of shares outstanding for a second class of shares of open-end company shares                      27,924
        3. Number of shares outstanding for a third class of shares of open-end company shares                       168,273
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      42,795
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                       10,717

V)      1. Net asset value per share (to the nearest cent)                                                           19.22
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              45.11
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               19.22
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              36.08
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)               17.46


Series 2

SEC Identifier S000005788(Vanguard Pacific Stock Index Fund)
Class 1 SEC Identifier C000015907
Class 2 SEC Identifier C000015908
Class 3 SEC Identifier C000015909
Class 4 SEC Identifier C000015910
Class 5 SEC Identifier C000038996


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $90,208
2. Dividends for a second class of open-end company shares                                                          $13,868
3. Dividends for a third class of open-end company shares                                                           $32,221
4. Dividends for a fourth class of open-end company shares                                                          $22,623
5. Dividends for a fifth class of open-end company shares                                                           $2,869

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.140
        2. Dividends from a second class of open-end company shares                                                 $1.007
        3. Dividends from a third class of open-end company shares                                                  $0.158
	4. Dividends from a fourth class of open-end company shares                                                 $0.823
	5. Dividends from a fifth class of open-end company shares                                                  $0.349

Item 74

U)      1. Number of shares outstanding                                                                              393,964
        2. Number of shares outstanding for a second class of shares of open-end company shares                      13,399
        3. Number of shares outstanding for a third class of shares of open-end company shares                       207,849
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      27,601
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                       7,931

V)      1. Net asset value per share (to the nearest cent)                                                            7.74
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              50.63
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)                7.74
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              40.95
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)               17.59


Series 3

SEC Identifier S000005786(Vanguard Emerging Markets Stock Index Fund)
Class 1 SEC Identifier C000015900
Class 2 SEC Identifier C000015901
Class 3 SEC Identifier C000015902
Class 4 SEC Identifier C000035633
Class 5 SEC Identifier C000038994

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $231,087
2. Dividends for a second class of open-end company shares                                                          $45,949
3. Dividends for a third class of open-end company shares                                                           $251,740
4. Dividends for a fourth class of open-end company shares                                                          $69,431
5. Dividends for a fifth class of open-end company shares                                                           $12,807

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.700
        2. Dividends from a second class of open-end company shares                                                 $0.754
        3. Dividends from a third class of open-end company shares                                                  $1.178
	4. Dividends from a fourth class of open-end company shares                                                 $0.969
	5. Dividends from a fifth class of open-end company shares                                                  $0.938

Item 74

U)      1. Number of shares outstanding                                                                             259,780
        2. Number of shares outstanding for a second class of shares of open-end company shares                     62,029
        3. Number of shares outstanding for a third class of shares of open-end company shares                      247,155
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                     75,177
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                      14,783

V)      1. Net asset value per share (to the nearest cent)                                                          17.30
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             17.32
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              27.38
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)             22.76
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)              21.89


Series 4

SEC Identifier S000015871 (Vanguard FTSE All-World ex-US Index Fund)
Class 1 SEC Identifier C000043571
Class 2 SEC Identifier C000043573
Class 3 SEC Identifier C000043572

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $8,060
2. Dividends for a second class of open-end company shares                                                          $15,592
3. Dividends for a third class of open-end company shares                                                           $61,830

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.290
        2. Dividends from a second class of open-end company shares                                                 $1.593
        3. Dividends from a third class of open-end company shares                                                  $0.785

Item 74

U)      1. Number of shares outstanding                                                                             35,360
        2. Number of shares outstanding for a second class of shares of open-end company shares                     15,085
        3. Number of shares outstanding for a third class of shares of open-end company shares                      82,085

V)      1. Net asset value per share (to the nearest cent)                                                          12.46
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             62.44
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              31.68


Series 5

SEC Identifier S000022482 (Vanguard Total World Stock Index Fund)
Class 1 SEC Identifier C000065037
Class 2 SEC Identifier C000065039
Class 3 SEC Identifier C000065038

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $353
2. Dividends for a second class of open-end company shares                                                          $105
3. Dividends for a third class of open-end company shares                                                           $1,259

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.076
        2. Dividends from a second class of open-end company shares                                                 $.431
        3. Dividends from a third class of open-end company shares                                                  $.203

Item 74

U)      1. Number of shares outstanding                                                                             5,603
        2. Number of shares outstanding for a second class of shares of open-end company shares                     244
        3. Number of shares outstanding for a third class of shares of open-end company shares                      7,806

V)      1. Net asset value per share (to the nearest cent)                                                          13.14
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             65.81
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              32.21


Series 6

SEC Identifier S000025074 (Vanguard FTSE All-World ex-US Small-Cap Index Fund)
Class 1 SEC Identifier C000074579
Class 2 SEC Identifier C000074580
Class 3 SEC Identifier C000074581

Item 74

U)      1. Number of shares outstanding                                                                             757
        2. Number of shares outstanding for a second class of shares of open-end company shares                     50
        3. Number of shares outstanding for a third class of shares of open-end company shares                      212

V)      1. Net asset value per share (to the nearest cent)                                                          21.60
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)             108.02
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)              56.56


